INTERGRAPH CORPORATION AND SUBSIDIARIES

            EXHIBIT 21 ---- SUBSIDIARIES OF REGISTRANT


                                                       Percentage of
                                                         Voting
                                   State or Other      Securities
                                   Jurisdiction of      Owned by
Name                                Incorporation        Parent
---------------------------------  ---------------     --------------

InterCAP Graphics Systems, Inc.    Delaware                 100
Intergraph Computer Systems
 Holding, Inc.                     Delaware                 100
Intergraph European Manufacturing,
 L.L.C.                            Delaware                 100
Intergraph (Italia), L.L.C.        Delaware                 100
Intergraph (Middle East), L.L.C.   Delaware                 100
Intergraph Public Safety, Inc.     Delaware                 100
VeriBest, Inc.                     Delaware                 100
Intergraph Benelux B.V.            The Netherlands          100
Intergraph CAD/CAM (Danmark) A/S   Denmark                  100
Intergraph CR, spol. s r.o.        Czech Republic           100
Intergraph (Deutschland) GmbH      Germany                  100
Intergraph Espana, S.A.            Spain                    100
Intergraph Europe (Polska)
 Sp. z o.o.                        Poland                   100
Intergraph Finland Oy              Finland                  100
Intergraph (France) Sorl           France                   100
Intergraph GmbH (Osterreich)       Austria                  100
Intergraph Hungary, Ltd.           Hungary                  100
Intergraph Ireland, Ltd.           Ireland                  100
Intergraph Norge A/S               Norway                   100
Intergraph (Portugal) Sistemas de  Portugal                 100
 Computacao Grafica, S.A.
Intergraph SR s.r.o.               Slovac Republic          100
Intergraph (Scandinavia) AB        Sweden                   100
Intergraph (Switzerland) A.G.      Switzerland              100
Intergraph (UK), Ltd.              United Kingdom           100
Public Safety U.K., Ltd.           United Kingdom           100
VeriBest GmbH                      Germany                  100
VeriBest International, Ltd.       United Kingdom           100
VeriBest S.A.                      France                   100
Intergraph Asia Pacific Limited    Hong Kong                100
Intergraph BEST (Vic) Pty. Ltd.    Australia                100
Intergraph Computer (Shenzhen)     China                    100
 Co. Ltd.
Intergraph Corporation (N.Z.)      New Zealand              100
 Limited
Intergraph Corporation Pty. Ltd.   Australia                100
Intergraph Corporation Taiwan      Taiwan, R.O.C.           100
Intergraph Hong Kong Limited       Hong Kong                100
Intergraph Japan K.K.              Japan                    100
Intergraph Korea, Ltd.             Korea                    100
Intergraph Public Safety Pty.,     Australia                100
 Ltd.
Intergraph Systems Singapore Pte   Singapore                100
 Ltd.
VeriBest K.K.                      Japan                    100
Intergraph Computer Services       Turkey                    97
 Industry & Trade, A.S.
Intergraph Canada, Ltd.            Canada                   100
Intergraph de Mexico, S.A.
 de C.V.                           Mexico                   100
Intergraph Electronics Ltd.        Israel                   100
Intergraph Servicios de Venezuela  Venezuela                100
 C.A.
Intergraph Saudi Arabia Ltd.       Saudi Arabia              75